UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2014
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, Caterpillar Inc., a Delaware corporation (the “Company”), entered into Equity Compensation Agreements (each an “Agreement” and together, the “Agreements”) with each of Stuart L. Levenick and Steven H. Wunning, each a Group President, in connection with their respective decisions to retire from the Company, effective February 1, 2015 (the “Retirement Date”). Each of Messrs. Levenick and Wunning is referred to herein individually as an “Officer”.

The Agreements are identical in all material respects.

Each Agreement provides that the Officer party thereto will receive (i) an option representing the right to acquire shares of the Company’s common stock (an “Option”), with an aggregate grant date value of $4,000,000 and (ii) accelerated vesting (to the extent vesting is not otherwise automatic) of restricted stock units representing all of the outstanding awards previously granted to the Officer pursuant to the Company’s Chairman’s Award Program, which is approximately 1,583 restricted stock units for Mr. Levenick and 3,000 restricted stock units for Mr. Wunning.

Each Option will have a five-year term and will be fully vested on the Retirement Date, except that the Option would also become fully vested upon the death of the Officer granted the Option. An Officer’s receipt of the benefits described above are conditioned on such Officer retiring from the Company on the Retirement Date and not resigning from the Company or being terminated by the Company for “cause” prior to the Retirement Date. Each Agreement also includes a general release of claims in favor of the Company and binds the Officer party thereto to various covenants, including covenants relating to non-competition, non-solicitation and cooperation.

The foregoing description of the Agreements is a summary thereof and is qualified in its entirety by reference to the fully executed Agreements filed herewith as Exhibit 10.1 with respect to Mr. Levenick and Exhibit 10.2 with respect to Mr. Wunning, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1	Equity Compensation Agreement, dated December 15, 2014, between Caterpillar Inc. and Stuart L. Levenick

10.2	Equity Compensation Agreement, dated December 15, 2014, between Caterpillar Inc. and Steven H. Wunning

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

December 18, 2014	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy

EXHIBIT INDEX
Exhibit No.	Description

10.1	Equity Compensation Agreement, dated December 15, 2014, between Caterpillar Inc. and Stuart L. Levenick

10.2	Equity Compensation Agreement, dated December 15, 2014, between Caterpillar Inc. and Steven H. Wunning